UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015

CMS Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33322	20-8137247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Main Street, Suite 750 White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 422-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 13, 2015, the Management and Audit Committee of CMS Bancorp, Inc. (the “Company”) received a letter dated January 12, 2015 from the Company’s independent accounting firm, BDO USA, LLP (“BDO”), which letter concluded that the Company had a material weakness in its internal control over financial reporting related to an audit adjustment of $101,000 in connection with unaccrued legal fees at September 30, 2014. The unaccrued fees were identified after September 30, 2014 based on bills submitted by the Company’s outside legal counsel to the Company in the fourth calendar quarter of 2014.

The Company attributed the material weakness in part to the sudden and unexpected death of the Company’s former Chief Financial Officer in August 2014, which management concluded and BDO agreed was an event that led to a “loss of institutional knowledge” that was a “significant obstacle to overcome.” The Company recorded the aforementioned $101,000 adjustment and such adjustment was reflected in our financial statements contained in the Annual Report on Form 10-K for the fiscal year ended September 30, 2014, which we filed with the U.S. Securities and Exchange Commission on December 22, 2014. The Company hired a new Chief Financial Officer in October 2014 and has implemented enhancements to its internal controls to ensure that the material weakness has been fully remediated.

The Company intends to file an amendment to its Annual Report on Form 10-K for the fiscal year ended September 30, 2014 to amend Item 9A, “Controls and Procedures,” to state that the internal controls over financial reporting were not effective at September 30, 2014 and to disclose in further detail the steps management has taken to remediate the material weakness.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Bancorp Inc.
(Registrant)

January 16, 2015	/S/ JOHN E. RITACCO
(Date)	John E. Ritacco
President and Chief Executive Officer